EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 10, 2006, on the balance sheet of Aegis Assessments, Inc., as of July 31, 2006 and the related statements of operations, stockholders’ deficit and comprehensive income (loss) and cash flows for the years ended July 31, 2006 and 2005 in the Registration Statement on Form SB-2 of Aegis Assessments, Inc.

/s/ Mantyla McReynolds
Salt Lake City, Utah
December 7, 2006

EX 23.1